Exhibit 14(a)

POWER OF ATTORNEY

STATE OF TEXAS

COUNTY OF GALVESTON

Know all men by these presents that the undersigned Directors of American National Insurance Company, a Texas corporation (“Corporation”), constitute and appoint James E. Pozzi and Dwain A. Akins, and each of them, as their true and lawful attorney-in-fact and agent, with full power of substitution, for them and in their name, place and stead, in any and all capacities to sign registration statements on any form or forms filed under the Securities Act of 1933 or the Investment Company Act of 1940 and any and all amendments thereto, with all exhibits, instruments, and other documents necessary or appropriate in connection therewith and to file them with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact and agent or substitute, may lawfully do or cause to be done by virtue hereof.

/s/ William C. Ansell	/s/ James P. Payne
William C. Ansell	James P. Payne
Dated: April 14, 2015	Dated: April 14, 2015

/s/ E.J. Pederson	/s/ James E. Pozzi
E.J. Pederson	James E. Pozzi
Dated: April 14, 2015	Dated: April 14, 2015

/s/ James D. Yarbrough
James D. Yarbrough
Dated: April 14, 2015

STATE OF TEXAS

COUNTY OF GALVESTON

Before me Judy A. Moriarty, Notary Public, on this day personally appeared William C. Ansell, known to me (or proved to me by                                                              ) to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office this 14 day of April, 2015.

/s/ Judy A. Moriarty
Notary Public in and for
The State of Texas

STATE OF TEXAS

COUNTY OF GALVESTON

Before me Judy A. Moriarty, Notary Public, on this day personally appeared James P. Payne, known to me (or proved to me by                                                             ) to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office this 14 day of April, 2015.

/s/ Judy A. Moriarty
Notary Public in and for
The State of Texas

STATE OF TEXAS

COUNTY OF GALVESTON

Before me Judy A. Moriarty, Notary Public, on this day personally appeared E.J. Pederson, known to me (or proved to me by                                                                 ) to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office this 14 day of April, 2015.

/s/ Judy A. Moriarty
Notary Public in and for
The State of Texas

STATE OF TEXAS

COUNTY OF GALVESTON

Before me Judy A. Moriarty, Notary Public, on this day personally appeared James E. Pozzi, known to me (or proved to me by                                                             ) to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office this 14th day of April, 2015.

/s/ Judy A. Moriarty
Notary Public in and for
The State of Texas

STATE OF TEXAS

COUNTY OF GALVESTON

Before me Judy A. Moriarty, Notary Public, on this day personally appeared James D. Yarbrough, known to me (or proved to me by                                                             ) to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office this 14 day of April, 2015.

/s/ Judy A. Moriarty
Notary Public in and for
The State of Texas